Exhibit 99.2

ENTERPRISE PRODUCTS PARTNERS L.P.
EPD ACQUIRES GP & LP INTERESTS IN OILT; PROPOSES MERGER
October 1, 2014
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EPD
LISTED
NYSE
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FORWARD-LOOKING STATEMENTS
This presentation includes “forward-looking statements” as defined by the U.S. Securities and Exchange Commission (the “SEC”). All statements, other than statements of historical fact, included herein that address activities, events, developments or transactions that Enterprise Products Partners L.P. (“Enterprise”) expects, believes or anticipates will or may occur in the future, including anticipated benefits and other aspects of such activities, events, developments or transactions, are forward-looking statements. These forward-looking statements are subject to risks and uncertainties that may cause actual results to differ materially, including approval of the proposed merger by the conflicts committee and unitholders of Oiltanking Partners, L.P. (“Oiltanking”), any approvals by regulatory agencies, the possibility that the anticipated benefits from such activities, events, developments or transactions cannot be fully realized, the possibility that costs or difficulties related thereto will be greater than expected, the impact of competition and other risk factors included in the reports filed with the SEC by Enterprise. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of their dates. Except as required by law, Enterprise does not intend to update or revise its forward-looking statements, whether as a result of new information, future events or otherwise.
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ADDITIONAL INFORMATION
This communication does not constitute an offer to buy or solicitation of an offer to sell any securities. This communication relates to a proposal which Enterprise has made for a business combination transaction with Oiltanking. In furtherance of this proposal and subject to future developments, Enterprise (and, if a negotiated transaction is agreed, Oiltanking) may file one or more registration statements, proxy statements or other documents with the SEC. This communication is not a substitute for any proxy statement, registration statement, prospectus or other document Enterprise and/or Oiltanking may file with the SEC in connection with the proposed transaction. INVESTORS AND SECURITY HOLDERS OF ENTERPRISE AND OILTANKING ARE URGED TO READ THE PROXY STATEMENT, REGISTRATION STATEMENT, PROSPECTUS AND OTHER DOCUMENTS FILED WITH THE SEC CAREFULLY IN THEIR ENTIRETY IF AND WHEN THEY BECOME AVAILABLE AS THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION. Any definitive proxy statement (if and when available) will be mailed to unitholders of Oiltanking. Investors and security holders will be able to obtain free copies of these documents (if and when available) and other documents filed with the SEC by Enterprise and/or Oiltanking through the web site maintained by the SEC at http://www.sec.gov.
Enterprise, Oiltanking and their respective general partners, and the directors and certain of the executive officers of the respective general partners, may be deemed to be participants in the solicitation of proxies from the unitholders of Oiltanking in connection with the proposed merger. Information about the directors and executive officers of the respective general partners of Enterprise and Oiltanking is set forth in each company’s Annual Report on Form 10-K for the year ended December 31, 2013, filed with the SEC on March 3, 2014 and February 25, 2014, respectively. These documents can be obtained free of charge from the sources listed above. Other information regarding the person who may be “participants” in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the proxy statement/prospectus and other relevant materials to be filed with the SEC when they become available.
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TRANSACTION SUMMARY STEP 1
Enterprise Products Partners L.P. (NYSE: EPD, “EPD or Enterprise”) announced today that it has acquired
100% of the general partner and related incentive distribution rights of Oiltanking Partners, L.P. (NYSE: OILT “OILT or Oiltanking”);
15,899,802 OILT common units; and
38,899,802 OILT subordinated units
OILT GP and LP interests acquired from Oiltanking Holdings America, Inc. (“OTA or Oiltanking Holdings”), an affiliate of privately held Oiltanking GmbH of Germany Results in EPD owning 100% of OILT’s general partner and an approximate 66% of its limited partner interests Step 1 Transaction value of $4.6 billion
54.8 million of newly issued EPD units or $2.2 billion
$2.21 billion in cash
$228 million in cash for notes receivables and accrued interest on OILT notes payable and credit facility; EPD is now lender under these notes
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OILT STANDALONE ORGANIZATIONAL CHART
100.0% Interest
OTLP GP, LLC (the “GP”)
2.0% G.P. Interest & IDRs
Oiltanking Houston, L.P. (“OTH”)
Oiltanking GmbH
100.0% Interest
Oiltanking Holding Americas Inc. “OTA”
66.0% L.P. Interest 15.9mm Common Units 38.9mm Subordinated Units
Oiltanking Partners, L.P. (NYSE: OILT)
100.0% Interest
Oiltanking Beaumont, L.P. (“OTB”)
Public
34.0% L.P. Interest 28.3mm Common Units
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STEP 1 ORGANIZATION CHART
October 1, 2014
EPCO & Affiliates
Non-economic GP
35.3% L.P. Interest
Public
61.9% L.P. Interest
Enterprise Products Partners L.P. (NYSE: EPD)
100.0% G.P. Interest
66.0% L.P. Interest
Oiltanking Partners, L.P. (NYSE: OILT)
2.8% L.P. Interest 54.8mm Common Units
34.0% L.P. Interest
28.3mm Common Units
Oiltanking GmbH
100.0% Interest
Oiltanking Holding Americas Inc. “OTA”
Public
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TRANSACTION SUMMARY STEP 2
EPD also announced today its intention to acquire the remaining publicly-held limited partner interests in OILT through a non-taxable exchange of EPD units at a fixed exchange rate of 1.23 EPD common units for each OILT common unit
Implies transaction value of approximately $1.4 billion
Total Step 1 and Step 2 transaction value of approximately $6.0 billion
Step 2 is subject to
Approval by board of directors of general partner of EPD;
Review, negotiation and approval by conflicts committee of general partner of OILT; and
Approval by holders of OILT common units in accordance with OILT partnership agreement
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STEP 2 PROPOSED ORGANIZATION CHART
Timing TBD
EPCO & Affiliates
Non-economic GP [tbd]% L.P. Interest
Public
[tbd]% L.P. Interest
Enterprise Products Partners L.P. (NYSE: EPD)
100.0% G.P. Interest
100.0% L.P. Interest
Oiltanking Partners, L.P.
[tbd]% L.P. Interest 54.8mm Common Units
Oiltanking GmbH
100.0% Interest
Oiltanking Holding Americas Inc. “OTA”
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EPD / OTI COMBINATION BUILDS ON
SUCCESSFUL RELATIONSHIP SPANNING 33 YRS.
1968 Privately-held Enterprise Products Company (EPCO) formed in 1968
1972 Privately-held Oiltanking (OTI) founded; EPCO completes construction of first pipelines at Mont Belvieu
1974 OTI establishes Oiltanking of Texas with first purchase of land with water and rail access in Houston, TX
1983 OTI and EPCO execute LPG import terminal services agreement; EPCO completes construction of LPG import facility at OTI
1991 OTI and EPCO execute 12-year LPG import/export terminal services agreement; EPCO completes 16-inch pipeline from Mont Belvieu storage complex to import/export terminal at OTI
1994 EPCO and OTI execute agreement for methanol tankage
1998 EPCO completes initial public offering of EPD
1999 EPD and Idemitsu JV complete a fully refrigerated LPG export facility at OTI with a loading rate of 5,000 BPH
2001 OTI and EPD execute agreement for MTBE tankage
2003 EPD acquires remaining 50% JV interest in fully refrigerated LPG export facility at OTI from Idemitsu
2004 OTI and EPD execute a new 15-year LPG import/export terminal services agreement
2006 OTI and EPD execute a 20-year amendment to the LPG import/export terminal services agreement
2010 EPD increases loading rate for fully refrigerated LPGs to 6,500 BPH
2011 OTI completes initial public offering of OILT
2013 EPD increases loading rate for fully refrigerated LPGs at OILT to 14,000 BPH
2013 OILT connects into EPD ECHO facility
2014 EPD and OILT announce 50-year LPG terminal services agreement
2015E Seaway connects to OILT at Beaumont
2015E EPD expects to increase loading rate at fully refrigerated LPG export facility at OILT to 16,000 BPH
2016E EPD expects to increase loading rate at fully refrigerated LPG export facility at OILT to 27,000 BPH
EPD has cumulatively loaded and unloaded over 600 million barrels of LPG at OILT
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TRANSACTION RATIONALE
Extends and broadens EPD’s midstream energy services business through the addition of OILT’s marine docks and crude oil and petroleum products storage facilities
Combines EPD’s supply, fractionation, storage and distribution position in NGLs, crude oil and petroleum products with OILT’s access to waterborne markets and storage position
Benefits producing and consuming customers by enhancing the access to supplies, domestic and international markets and storage
Oiltanking marine terminal on the Houston Ship Channel is connected to EPD’s Mont Belvieu, Texas complex and integral to the growth of EPD’s LPG export, octane enhancement and propylene businesses
EPD’s ECHO facility is connected to OILT’s system Combined, Step 1 and Step 2 are expected to be accretive to EPD distributable cash flow per unit beginning in 2016
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TRANSACTION RATIONALE (continued)
Principle drivers of value creation
At least $30 million of synergies and cost savings from the complete integration of OILT’s business into Enterprise’s system as well as public company cost savings
Opportunities for new business and repurposing existing assets for “best use” to meet the growing demand for export and logistical services for petroleum products related to increase in North American crude oil, condensate and NGL production from the shale and non-conventional plays
Securing ownership and control of OILT’s assets that are essential to EPD’s midstream businesses
EPD is OILT’s largest customer, representing approximately 31% of OILT’s total 2013 revenues
EPD accounted for approximately 40% of OILT’s 2013 earnings before interest, taxes, interest depreciation and amortization (per EPD estimates)
OILT provides essential dock and storage services to EPD LPG export and octane enhancement businesses (these two businesses accounted for approximately 10% of EPD’s 2013 gross operating margin)
Upon completion of EPD’s LPG export facility in 2016, EPD assets with a value of approximately $1.5 billion would be located on land owned by OILT
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EPD & SEAWAY'S GULF COAST CRUDE SYSTEM
Access to ≈8 MMBPD Refining and Water



From Cushing
Galena Park
From Permian
Sealy
From Eagle Ford
Katy
Baytown
XOM
VLO
H.R.
PRSI
Shell
24"
Beaumont
Motiva
VLO
TOT
XOM
Rancho
24"
Speed Junction
Bertron
Genoa
ECHO
Rancho II
36"
Port Arthur Lateral
30"
Seaway Longhaul
2 x 30"
18"
Morgan's Point
Jones Creek
Lateral
36"
Seaway TX City
36"
Refinery
Enterprise Pipeline
Enterprise Pipeline Under Development
Seaway Pipeline
Third Party Pipeline
Storage Terminal
Dock
P66
Jones Creek
Freeport
45' draft
Texas City
GBR
VLO
MPC
45' draft

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12

OILT’S COMPLEMENTARY
GULF COAST POSITION - HOUSTON
HOUSTON CRUDE NETWORK
MAGELLAN EAST HOUSTON
20”
LONGHORN
ENTERPRISE EAGLE FORD 350 KBD
KINDER MORGAN EAGLE FORD 350 KBD
N S
SEAWAY CUSHING 850 KBD
GALENA PARK
KILGORE 44 KBD
VALERO 160 KBD
SHELL HO-HO
24” OTH #3 LINE
HOUSTON REFINING 268 KBD
24” ECHO #4 LINE
OTH HR
30”
SPEED JCT
GENOA JCT
26”
MARATHON GALVESTON BAY REFINERY 451 KBD
PASADENA REFINERY 117 KBD
OTH PASADENA
24” RANCHO
24” ECHO
MARATHON TXC REFINERY 84 KBD
24” OTH #2 / ECHO
12”
HOUSTON SHIP CHANNEL
30” #11 LINE
ENTERPRISE ECHO
30”
VALERO REFINERY 245 KBD
36” OTH CROSSROADS
24” OTH CROSSROADS
Oiltanking PARTNERS
24” OTH #1
30” 24”
36” TRANSCANADA GULF COAST
OTH MOORE RD. CROSSROADS JCT
HOUSTON
HOUSTON SHIP CHANNEL
24” OTH #6
OTH DEER PARK
Oiltanking PARTNERS
OIL TANKING TEXAS CITY
20” SHELL HO-HO
SHELL DEER PARK 325 KBD
EXXON BAYTOWN 573 KBD
LEGEND
VALVE SITE - OILT
LINES - OILT
VALVE SITE - OTHER
LINES - OTHER
REFINERY
FUTURE OTHER LINES
TERMINAL - OTHER GALVESTON BAY
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OILT'S COMPLEMENTARY GULF COAST POSITION – BEAUMONT



BEAUMONT CRUDE NETWORK
EXXON MOBIL
365K BPD
EXXONMOBIL PEGASUS
PORT NECHES RIVER
EXXONMOBIL DELIVERY
TRANSCANADA GULF COAST
24" OTB to OTPN
SUNOCO
CHEVRON
SUNOCO 32" TO VALERO
OILTANKING PORT NECHES
FUTURE OILT
MOTIVA PORT NECHES LINE
TRANSCANADA GULF COAST
SEAWAY
SHELL HO-HO
36" LINE
HOUSTON
VALERO LUCAS
HOUMA
SHELL HO-HO
TOTAL / BASF
174K BPD
MOTIVA
600K BPD
CHOPS
VALERO
310K BPD
LEGEND
REFINERY
OTHER LINES
TERMINAL - OTHER
FUTURE OTHER LINES
LINES - OILT
FUTURE LINES - OILT
VALVE SITE

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14

“STEP 2” BENEFIT TO OILT PUBLIC UNITHOLDERS
Participation in EPD’s Future Growth Permits OILT unitholders to participate in the future growth of EPD’s businesses, EPD’s substantial backlog of capital projects and larger, more diversified existing asset base and to benefit from EPD’s financial flexibility, investment grade credit rating and access to capital markets
Significant Increase in Cash Distributions At the proposed exchange rate, OILT public unitholders would receive an approximate 70% increase in cash distributions based on the respective cash distributions per unit paid by EPD and OILT in August 2014 with respect to the 2nd quarter of 2014
Improved Liquidity EPD’s average trading volume through September 30, 2014 was approximately 2.1 million units per day compared to 84,000 units per day for OILT
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STRATEGIC TRANSACTION SUMMARY
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MID AMERICA AND SEMINOLE PIPELINE SUBSEQUENT EXPANSION PROJECTS
Pioneer Gas Processing
Piceance Gathering
Multiple MAPL Expansions
Expand Jonah Gathering
Meeker I Meeker II Processing
Hobbs Fractionator
(Front Range)
(Texas Express)
(Seminole)
MTBV Fractionation
MAPL System
Other Enterprise
NGL & Refined Products
Source: EPD Fundamentals
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ENTERPRISE MONT BELVIEU: THE WORLD’S LARGEST NGL COMPLEX
Room to Grow
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EAGLE FORD INVESTMENTS >$4 BILLION WITH GULFTERRA ASSETS AS FOUNDATION


Seaway
Mont Belvieu
Sealy
ECHO
Yoakum Cryo Plant
Marshall
San Martin
Wilson
Armstrong
Milton
Lyssy
Crude Oil
Gardendale
Tilden
Three Rivers
Rich Gas
Shilling
Shoup
Dry Gas
30" / 36" Natural Gas gathering pipeline
36" Natural Gas residue pipeline: over 300 miles of new gas pipeline
900 MMcf/d Cryogenic Gas Processing Facility
Natural Gas Storage
16"/20"/24" 173 mile NGL pipeline connecting Yoakum to La Salle County and Mont Belvieu
Existing Fractionator
3 new 85 MBPD NGL Fractionators at Mont Belvieu. Frac7 & 8 complete. Frac 9 expected in service early 2016
Crude Oil Terminals
Rancho Crude Oil Pipeline
24" 147 mile Crude Oil pipeline from Wilson County to Sealy TX: 350 MBPD capacity
EPD/PAA Joint Venture Crude Oil Pipeline

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19

INCREASED SUPPLIES ARE DRIVING CRUDE OIL PIPELINE PROJECTS TO U.S. GULF COAST
Pipeline Capacity, MBPD
7000
6000
5000
4000
3000
2000
1000
0
Other
ETC–Eastern Gulf Crude
Eaglebine Area
BridgeTex
Keystone Gulf Coast
Ho-Ho Reversal & Westward Ho
Permian Express I & II
Corpus Christi Pipelines
Eagle Ford JV
Longhorn
KM Crude & Condensate
Seaway
Jan-12 Mar-12 May-12 Jul-12 Sep-12 Nov-12 Jan-13 Mar-13 May-13 Jul-13 Sep-13 Nov-13 Jan-14 Mar-14 May-14 Jul-14 Sep-14 Nov-14 Jan-15 Mar-15 May-15 Jul-15 Sep-15 Nov-15 Jan-16 Mar-16 May-16 Jul-16
Sep-16 Nov-16
Sources: Enterprise, EIA, Publicly Available Information
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OILT: LEADING GULF COAST PETROLEUM PRODUCTS AND LPG EXPORT FACILITIES
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QUESTIONS and ANSWERS
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